Ohr Pharmaceutical, Inc. S-4

Exhibit 10.22

NEUBASE THERAPEUTICS, INC.

AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

This Amendment to that certain Restricted Stock Purchase Agreement dated as of September 6, 2018 by and between NeuBase Therapeutics, Inc. (the “Company” and Dietrich A. Stephan (the “Purchase”) (the “RSPA”), is made as of December 26, 2018 (this “Amendment”). The Company and the Purchaser may be hereinafter referred to individually as a “Party” and together as the “Parties” All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the RSPA.

WHEREAS, the Purchaser acquired 2,500,000 shares of the Common Stock of the Company, par value $0.00001 per share, pursuant to the RSPA (the “Shares”),

WHEREAS, Section 4.C. of the RSPA provides for a definition of Change of Control; and

WHEREAS, the board of directors of the Company has determined that entering into this Amendment to amend the definition of Change of Control is in the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.            Effect of this Agreement. Except as specifically provided for in this Amendment, the terms of the RSPA shall be unmodified and shall remain in full force and effect.

2.            Amendment of Section 4.C. Section 4.C. of the RSPA is hereby amended and restated to read in its entirety as follows:

“C.         “Change of Control” Definition. For purposes of this Agreement, a “Change of Control” means either:

(1)       the acquisition of the Company by, or merger of the Company with, another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder;

(2)       a sale of all or substantially all of the assets of the Company.”

3.            General Provisions.

(a)       Choice of Law. This Amendment shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

(b)       Integration. This Amendment and the RSPA, including all exhibits thereto, represent the entire agreement between the Parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Amendment.

(c)       Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

COMPANY

NEUBASE THERAPEUTICS, INC.

By:	/s/ Dietrich A. Stephan
Dietrich A. Stephan
President and Chief Executive Officer

PURCHASER

DIETRICH A. STEPHAN

By:	/s/ Dietrich A. Stephan
Dietrich A. Stephan

[Signature Page to Amendment to Restricted Stock Purchase Agreement]